UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2016

CORPORATE CAPITAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	814-00827	27-2857503
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

CNL Center at City Commons

450 South Orange Avenue

Orlando, Florida 32801

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (866) 745-3797

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

(a) On May 10, 2016, Corporate Capital Trust, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”) at which a quorum was present in person or by proxy.

(b) At the Annual Meeting, the Company’s stockholders voted on a total of two proposals, as identified below, all of which were described in the Company’s 2016 Proxy Statement dated March 22, 2016. The following are the voting results on the proposals considered and voted upon at the Annual Meeting.

1. Proposal 1:	The election of two directors, Mr. Frederick Arnold and Mr. Thomas K. Sittema, to the board of directors of the Company for a term expiring at the 2019 annual meeting of stockholders. This proposal was passed, with voting results as follows:

Mr. Frederick Arnold:

For	Against	Withheld
24,050,896	892,181	708,818

Mr. Thomas K. Sittema:

For	Against	Withheld
24,027,089	932,979	691,827

2. Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016. This proposal was passed, with voting results as follows:

For	Against	Withheld
151,630,623	495,250	427,293

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2016		CORPORATE CAPITAL TRUST, INC.
a Maryland corporation

	By:	/s/ Steven D. Shackelford
Steven D. Shackelford
President, Chief Financial Officer and Treasurer